EXHIBIT 99.1

                                 PRESS RELEASE

                            DOLLAR TREE STORES, INC.
                REPORTS THIRD-QUARTER EARNINGS PER SHARE OF $0.17

CHESAPEAKE, Va. - October 24, 2002 - Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation's leading retailer of variety merchandise at the $1.00 price point, reported third-quarter earnings per share of $0.17, a 35% increase from last year's third quarter. Both quarters' results are inclusive of $1.4 million of non-cash expense related to changes in the fair value of interest rate swaps. As previously reported, sales for the quarter were $513.5 million.

"These results reflect our ongoing commitment to productivity improvement and cost control," President and COO Bob Sasser commented. "As we open larger stores, we will continue to focus on those two key areas."

For the quarter, gross margin was 35.6% compared to 34.7% for the third quarter of 2001, primarily due to increased capitalization of distribution costs and improvements in shrink. Selling, general, and administrative expenses, as a percentage of sales, were flat at 28.9%. Improvements in payroll and related costs partially offset higher store operating and depreciation expenses. In addition, last year's results include $1.7 million of costs related to a terminated distribution center lease. For the quarter, operating margin was 6.6%, compared to 5.8% in last year's third quarter.

"The plans we put in place last year have enabled us to deliver strong earnings growth, despite a challenging economy," CEO Macon Brock, Jr., said. "I am proud of the performance of our management team and the consistency of our results. Our staffing and inventory are well-positioned for the upcoming holiday season, and we are pleased to see that sales in October have improved."

Based on an estimate for fourth-quarter sales of $825-$830 million, the Company plans to achieve an operating margin consistent with last year's fourth quarter.

Sales for the first nine months of 2002 were $1.5 billion, up 18% from the same period last year. Sales at comparable stores for the first nine months of 2002 rose 1.5% over the comparable 2001 period. Diluted earnings per share of $0.59 in the first nine months of 2002 are 42% higher than the comparable 2001 period.

On Thursday, October 24, 2002, Dollar Tree will host a conference call at 4:45 p.m. EDT to discuss its quarterly results. The telephone number for the call is
(712) 257-2272, passcode DLTR. A recorded version of the call will be available through midnight Tuesday, October 29 and may be accessed by dialing (402) 220-6503, passcode DLTR. A webcast of the call is accessible through Dollar Tree's website, www.DollarTree.com, as well as at Vcall's website, www.Vcall.com, and will remain on-line until midnight Tuesday, October 29.

Dollar Tree Stores operates 2,179 stores in 38 states as of September 30, 2002. During the first nine months of 2002, the Company opened 231 stores, closed 27 stores and expanded or relocated 83 stores, increasing its retail selling square footage 26% to approximately 12.2 million square feet at September 30, 2002, from 9.7 million square feet a year ago.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding productivity improvement; our cost control; and staffing, inventory, sales, and operating margin for the fourth quarter.

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 14, 2002 and in our Quarterly Report on Form 10-Q filed August 14, 2002. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:              Dollar Tree Stores, Inc., Chesapeake
                      Erica Robb or Adam Bergman, 757/321-5000 www.DollarTree.com

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                                                DOLLAR TREE STORES, INC.
                                          Condensed Consolidated Balance Sheets
                                                 (Dollars in thousands)
                                                       (Unaudited)


                                                              September 30,         December 31,        September 30,
                                                                  2002                  2001                 2001
                                                               -----------          -----------          -----------


Cash and cash equivalents                                   $     81,433            $  236,653           $   44,844

Short-term investments                                             5,500                     -                    -
Merchandise inventories (a)                                      533,871               296,473              438,383
Other current assets                                              23,288                27,653               32,525
                                                            ------------            ----------           ----------
Total current assets                                             644,092               560,779              515,752
                                                            ------------            ----------           ----------

Property and equipment, net                                      330,742               279,011              271,603
Goodwill, net                                                     38,358                38,358               38,862
Other assets, net                                                 26,372                23,900               18,693
                                                            ------------            ----------           ----------

Total assets                                                $  1,039,564            $  902,048           $  844,910
                                                            ============            ==========           ==========

Current portion of long-term debt                           $     25,000            $   25,000           $   25,000
Accounts payable                                                 133,751                68,653              135,720
Income taxes payable                                               7,595                38,848               18,822
Other current liabilities                                         53,659                67,521               43,274
                                                            ------------            ----------           ----------
Total current liabilities                                        220,005               200,022              222,816
                                                            ------------            ----------           ----------

Long-term debt, excluding current portion                          6,000                12,000               12,000
Other liabilities                                                 46,431                38,290               42,178
                                                            ------------            ----------           ----------

Total liabilities                                                272,436               250,312              276,994
                                                            ------------            ----------           ----------

Shareholders' equity                                             767,128               651,736              567,916
                                                            ------------            ----------           ----------

Total liabilities and shareholders' equity                  $  1,039,564            $  902,048           $  844,910
                                                            ============            ==========           ==========

STORE DATA:

Number of stores open at end of period                             2,179                  1,975               1,935
Total selling square footage (in thousands)                       12,230                 10,129               9,704


(a) In April 2002, the Company changed its method of accounting for inventories in its distribution centers from the first-in first-out method to the weighted average cost method. The change did not have a material effect on the Company's balance sheet or 2002 operating results.

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                                                  DOLLAR TREE STORES, INC.
                                          Condensed Consolidated Income Statements
                                   For the Three Months and Nine Months Ended September 30
                                        (Dollars in thousands, except per share data)
                                                         (Unaudited)


                                                                     Third Quarter                    Year-to-Date
                                                                  2002           2001            2002             2001
                                                                --------       --------        --------         --------

Net sales                                                     $ 513,504      $ 444,745      $ 1,501,707      $ 1,272,425

Cost of sales  (a)                                              330,921        290,450          965,768          829,582

Gross profit                                                    182,583        154,295          535,939          442,843
                                                                   35.6%          34.7%            35.7%            34.8%

Selling, general & administrative expenses (b)                  148,487        128,475          423,600          363,839
                                                                   28.9%          28.9%            28.2%            28.6%

Operating income                                                 34,096         25,820          112,339           79,004
                                                                    6.6%           5.8%             7.5%             6.2%

Interest expense, net                                              (392)          (763)            (701)            (580)
Other expense (c)                                                (1,382)        (1,379)          (1,611)          (1,974)

Earnings before income taxes                                     32,322         23,678          110,027           76,450
                                                                    6.3%           5.3%             7.3%             6.0%

Income tax expense                                               12,444          9,126           42,360           29,457

Net earnings                                                     19,878         14,552           67,667           46,993
                                                                    3.9%           3.3%             4.5%             3.7%
Net earnings per share:
  Basic                                                       $    0.17      $    0.13      $      0.60      $      0.42
  Weighted average number of shares                             114,108        112,363          113,459          112,214

  Diluted                                                     $    0.17      $    0.13      $      0.59      $      0.42
  Weighted average number of shares                             114,748        113,237          114,517          112,951

(a) In April 2002, the Company changed its method of accounting for inventories in its distribution centers from the first-in first-out method to the weighted average cost method. The change did not have a material effect on the Company's balance sheet or 2002 operating results.

(b) The Company adopted the provisions of Statement of Financial Accounting Standards No. 142, which requires that goodwill amortization cease effective January 1, 2002. As a result, no goodwill amortization was recorded in 2002. Third quarter and year-to-date 2001 includes $0.5 million and $1.5 million of goodwill amortization, respectively. For the nine months ended September 30, 2001, basic earnings per share would have been $0.43 without the after-tax effect of goodwill amortization.

(c) Amount represents the earnings impact of recording non-hedging interest rate swaps to market value in accordance with Statement of Financial Accounting Standards No. 133, which was effective January 1, 2001.

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                            DOLLAR TREE STORES, INC.
                 Condensed Consolidated Statements of Cash Flows
                             (Dollars in thousands)
                                   (Unaudited)


                                                                   Nine-months                                   Nine-months
                                                                      ended               Year ended                ended
                                                                  September 30,           December 31,          September 30,
                                                                      2002                   2001                   2001
                                                                    ---------              ---------              ---------

Cash flows from operating activities:
 Net income                                                        $    67,667            $   123,081            $    46,993
                                                                   -----------            -----------            -----------
 Adjustments to reconcile net income to net cash provided
  by (used in) operating activities:
  Depreciation and amortization                                         51,779                 53,763                 38,781
  Other non-cash adjustments                                            11,436                    893                  1,078
  Changes in working capital                                          (204,132)                   989               (118,247)
                                                                   -----------            -----------            -----------
  Total adjustments                                                   (140,917)                55,645                (78,388)
                                                                   -----------            -----------            -----------
    Net cash provided by (used in) operating activities                (73,250)               178,726                (31,395)
                                                                   -----------            -----------            -----------

Cash flows from investing activities:
 Capital expenditures                                                 (104,780)              (121,566)               (98,064)
  Purchase of short-term investments
                                                                       (16,500)                     -                      -
Proceeds from maturities of short-term investments
                                                                        11,000                      -                      -
  Settlement of merger-related contingencies
                                                                         6,688                      -                      -
  Acquisition of favorable lease rights
                                                                          (813)                     -                      -
 Proceeds from sale of property and equipment                               14                     98                     48
                                                                   -----------            -----------            -----------
    Net cash used in investing activities                             (104,391)              (121,468)               (98,016)
                                                                   -----------            -----------            -----------

Cash flows from financing activities:
 Repayment of long-term debt and facility fees                          (6,025)                (6,239)                (6,239)
 Principal payments under capital lease obligations                     (2,853)                (3,562)                (2,661)
 Proceeds from stock issued pursuant to stock-based
  compensation plans                                                    31,299                 11,805                  5,764
  Repurchase of common stock                                                 -                 (3,775)                (3,775)
                                                                   -----------            -----------            -----------
    Net cash provided by (used in) financing activities                 22,421                 (1,771)                (6,911)
                                                                   -----------            -----------            -----------
Net increase (decrease) in cash and cash equivalents                  (155,220)                55,487               (136,322)
Cash and cash equivalents at beginning of period                       236,653                181,166                181,166
                                                                   -----------            -----------            -----------

Cash and cash equivalents at end of period                         $    81,433            $   236,653            $    44,844
                                                                   ===========            ===========            ===========
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